Exhibit T3A-89

                            ARTICLES OF INCORPORATION

                                       OF

                     OGDEN MARTIN SYSTEMS OF STANISLAUS, INC

                                        I

         The name of this corporation is

OGDEN MARTIN SYSTEMS OF STANISLAUS, INC.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name OF this corporation's initial agent for service of process is:
C T CORPORATION SYSTEM

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100.

Dated: November 27, 1985

                                                /s/ William S. Gregory
                                                --------------------------------
                                                WILLIAM S. GREGORY,
                                                Incorporator


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                             CONSENT TO USE OF NAME

         Ogden Martin Systems of L.A., Inc., a corporation organized under the laws of the State of Delaware hereby consents to the organization-qualification of Ogden Martin Systems of Stanislaus, Inc. in the State of California

         IN WITNESS WHEREOF the said Ogden Martin Systems of L.A., Inc. has caused this consent to be executed by its Vice president and attested under its corporate seal by its secretary, this___________ day of ________________, 19__

                                               Ogden Martin Systems of L.A. Inc.

                                               By: /s/
                                                   -----------------------------
                                                   Vice President
Attest:

/s/
----------------------------
                   Secretary

(SEAL)

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                     OGDEN MARTIN SYSTEMS OF STANISLAUS, INC

         David L. Sokol and Bruce W. Stone certify that:

         1. They are the President and the Secretary, respectively, of OGDEN MARTIN SYSTEMS OF STANISLAUS, INC., a California corporation.

         2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

        "The name of this corporation is STANISLAUS WASTE ENERGY COMPANY."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Executed on this 17th day of December 1985.

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




                                                /s/ David L. Sokol
                                                --------------------------------
                                                David L. Sokol, President

                                                /s/ Bruce W. Stone
                                                --------------------------------
                                                Bruce W. Stone, Secretary

                                        4

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                         STANISLAUSWASTE ENERGY COMPANY

David 1. Sokol and Scott G. Mackin certify that:

         1. They are the President and the Secretary, respectively, of STANISLAUS WASTE ENERGY COMPANY, a California corporation.

         2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows: "The name of this corporation is OGDEN MARTIN SYSTEMS OF STANISLAUS, INC."

         3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The percentage vote required was more than 501., and the number of shares voting in favor of the amendment equaled or exceeded the vote required.

         We declare under penalty Of perjury under the laws of the State of California that the matters set forth In this Certificate are true and correct.

                  Executed on this 27 day of April, 1990.

                                                /s/
                                                --------------------------------
                                                David L. Sokol, President

                                                /s/
                                                --------------------------------
                                                Scott G. Mackin, Secretary

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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the executive vice-president and assistant secretary, respectively, of OGDEN MARTIN SYSTEMS OF STANISLAUS, INC., a California corporation.

2. Article one of the Articles of incorporation of' this corporation is amended to read as follows:

First:     The name of the Corporation is COVANTA STANISLAUS, INC.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 27, 1985

                                                /s/ Anthony Orlando
                                                --------------------------------
                                                Anthony Orlando, Executive
                                                Vice President

                                                /s/ Patricia Collins
                                                --------------------------------
                                                Patricia Collins, Asst Secretary

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